HOW TO SUBSCRIBE

A.	Instructions.
Each person considering subscribing for the Shares should review the following instructions:

Subscription Agreement: Please complete, execute and deliver to the Company the enclosed copy of the Subscription Agreement. The Company will review the materials and, if the subscription is accepted, the Company will execute the Subscription Agreement and return one copy of the materials to you for your records.

The Company shall have the right to accept or reject any subscription, in whole or in part.

An acknowledgment of the acceptance of your subscription will be returned to you promptly after acceptance.

Payment: Payment for the amount of the Shares subscribed for shall be made by delivery by the earlier of ______ ____, 200_ or such date as the Company shall specify by written notice to subscribers (unless such period is extended in the sole discretion of the President of the Company), of a cheque or wire transfer of immediately available funds to the Company at the address set forth below or an account specified by the Company. The closing of the transactions contemplated hereby (the “Closing”) will be held on ______ ____, 200_ or such earlier date specified in such notice (unless the closing date is extended in the sole discretion of the President of the Company).

We are offering up to a total of 2,000,000 shares of common stock on a best efforts basis; 1,000,000 shares minimum, 2,000,000 shares maximum. The offering price is $0.05 per share. If we fail to sell the minimum number of shares all subscriptions will be promptly refunded in full. Once the minimum subscription level of 1,000,000 shares has been reached, all money received from the offering will immediately be used by us and there will be no refunds. If we fail to sell the minimum number of shares all subscriptions will be promptly refunded in full. The offering will be for a period of 180 days from the effective date. The Company may provide one or more Closings while continuing to offer the Shares that exceed the minimum but are less than the maximum portion of the offering. There is no minimum share purchase requirement for individual investors. Osprey’s officers and directors are permitted to purchase shares in the offering in order to reach the minimum offering amount.

Escrow Account – The minimum number of shares that Osprey has to sell is 1,000,000 shares. There will be an escrow account maintained by Redekop Law Corporation to receive all funds for subscriptions received; a copy of the escrow agreement is provided as an exhibit to the registration statement. Upon receipt of the subscription the funds will be turned over to the escrow account holder (all cheques, drafts and wire payments will be payable directly to the escrow account). The funds will have to clear the banking system prior to the subscription being accepted. All subscriptions will be held in the escrow account until such time as the minimum subscription level has been reached and will be controlled by Mr. Bruce Redekop until such time. Only when it is confirmed by the escrow agent that the minimum subscription level has been reached and all funds have cleared the escrow agent’s bank will a decision be made that the minimum subscription has been achieved. The directors will then authorize a resolution declaring such and any documents required under the escrow agreement will be completed to the satisfaction of the escrow agent prior to the funds being provided to Osprey. They will then be released to Osprey and used as indicated herein. The escrow agreement and the subscription agreement each state that should we not complete the minimum subscription within 180 days of the effective date of the registration statement, all funds will be returned to the respective subscribers. In the event we are unable to complete the minimum subscription level, all funds will be promptly returned to the subscriber within two days of the decision that the minimum subscription level has not been reached. Subscriptions are irrevocable once accepted. The offering will be for a period of 180 days from the effective date. There are no minimum share purchase requirements for individual investors. If we fail to sell the minimum number of shares all subscriptions will be promptly refunded in full.

B.	Communications.
All documents and cheques should be forwarded to:
OSPREY VENTURES, INC.
88 West 44th Avenue,
Vancouver, B.C. Canada V5Y 2V1
Attention: Bruce D. Jackson or Stephen B. Jackson

THE PURCHASE OF SHARES OF OSPREY VENTURES, INC. INVOLVES A HIGH DEGREE OF RISK AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN BEAR THE RISK OF THE LOSS OF THEIR ENTIRE INVESTMENT.

OSPREY VENTURES, INC.
88 West 44th Avenue,
Vancouver, B.C. Canada V5Y 2V1

SUBSCRIPTION AGREEMENT

The undersigned (the “Subscriber”) hereby irrevocably subscribes for that number of Shares set forth below, upon and subject to the terms and conditions set forth in the Corporation’s S-1 Registration Statement dated ___________, 2008.

Total Number of Shares to be Acquired:_____________________________. Amount to be Paid (price of $0.05 per Share): ____________________________

IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement this ______of _________, 2008.

Signature	Subscriber’s Social Security or Tax Identification Number:
Print Name:
Print Title:	Signature of Co-owners if applicable:
Address:
Number and Street	Telephone Number:

City, State, Zip	Email Address:

Name as it should appear on the Certificate: ______________________________________________________

If Joint Ownership, check one (all parties must sign above):
[ ] Joint Tenants with Right of Survivorship
[ ] Tenants in Common
[ ] Community Property

If Fiduciary or Business Organization, check one:
[ ] Trust
[ ] Estate
[ ] Power of Attorney[ ]
Name and Type of Business Organization: _______________________________________________________

ACCEPTANCE OF SUBSCRIPTION

The foregoing Subscription is hereby accepted for and on behalf of OSPREY VENTURES INC. this _____day of __________, 2008.

OSPREY VENTURES, INC.

By
Bruce D. Jackson, President or
Stephen B. Jackson, Secretary-Treasurer